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                                                                     Exhibit 5.1

                  [Letterhead of Mayer, Brown, Rowe & Maw LLP]

                                September 9, 2003

Everest Reinsurance Holdings, Inc.
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938

Everest Re Group, Ltd.
c/o Everest Reinsurance Holdings, Inc.
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938

Everest Re Capital Trust II
Everest Re Capital Trust III
c/o Everest Reinsurance Holdings, Inc.
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938

         Re:   Everest Reinsurance Holdings, Inc.
               Everest Re Group, Ltd.
               Everest Re Capital Trust II
               Everest Re Capital Trust III
               Registration Statement on Form S-3

Dear Ladies/Gentlemen:

         We have represented Everest Reinsurance Holdings, Inc., a Delaware corporation ("Everest Holdings"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (File No. 333-106595) (the "Registration Statement") relating to debt securities of Everest Holdings (the "Holdings Debt Securities"). We have represented Everest Holdings in connection with the preparation and filing with the Commission pursuant to the Securities Act of the Registration Statement relating to guarantees by Everest Holdings (the "Holdings Guarantees") of trust preferred securities (the "Preferred Securities") of Everest Re Capital Trust II, a Delaware statutory trust, and Everest Re Capital Trust III, a Delaware statutory trust (together, the "Trusts"). We have represented Everest Re Group, Ltd., a Bermuda company ("Everest Group"), in connection with the

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Everest Reinsurance Holdings, Inc.
Everest Re Group, Ltd.
Everest Re Capital Trust II
Everest Re Capital Trust III
September 9, 2003
Page 2


preparation and filing with the Commission pursuant to the Securities Act of the Registration Statement relating to debt securities of Everest Group (the "Group Debt Securities"). We have also represented Everest Group in connection with the preparation and filing with the Commission pursuant to the Securities Act of the Registration Statement relating to guarantees by Everest Group (the "Group Guarantees") of the Holdings Debt Securities and the Holdings Guarantees.

         In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of Everest Holdings or Everest Group as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered. We have also relied on an opinion of the law firm of Conyers Dill & Pearman of even date herewith as to the due authorization for issuance by Everest Group of the Group Debt Securities and the Group Guarantees.

         Based upon and subject to the foregoing, we are of the opinion that:

         (i) The Holdings Debt Securities have been duly authorized for issuance by Everest Holdings and, when duly executed and delivered and authenticated in accordance with the indenture under which they are issued and when payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (ii) The Holdings Guarantees have been duly authorized for issuance by Everest Holdings and, when duly executed and delivered, and when the Preferred Securities are duly executed, delivered and payment therefor is received, will constitute valid and legally binding obligations of Everest Holdings, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iii) The Group Debt Securities, when duly executed and delivered and authenticated in accordance with the indenture under which they are issued and when payment therefor is received, will constitute valid and legally binding obligations of Everest Group, subject to applicable bankruptcy, insolvency, reorganization,

Everest Reinsurance Holdings, Inc.
Everest Re Group, Ltd.
Everest Re Capital Trust II
Everest Re Capital Trust III
September 9, 2003
Page 3


                  moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

         (iv) The Group Guarantees, when duly executed and delivered, and when the Holdings Debt Securities are duly executed, delivered and payment therefor is received, will constitute valid and legally binding obligations of Everest Group, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         We are admitted to practice law in the State of Illinois and the State of New York and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of New York, the federal laws of the United States of America and the laws of the State of Delaware.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" incorporated by reference in the Registration Statement.

                                          Very truly yours,


                                          /s/ MAYER, BROWN, ROWE & MAW LLP